GOODWIN, PROCTER & HOAR
               (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                               COUNSELLORS AT LAW
                                 28 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

                                                        TELEPHONE (617) 523-5700
                                                       TELECOPIER (617) 523-1231
                                                               TELEX 94-0640
                                                        CABLE: GOODPROCT, BOSTON

                                            November 12, 1982

Tucker Anthony Group of Tax Exempt Funds
Three Center Plaza - 5th Floor
Boston, MA 02108

Gentlemen:

         We have acted as counsel to Tucker Anthony Group of Tax Exempt Funds (the "Trust"), a trust organized under the laws of the Commonwealth of Massachusetts, in connection with the preparation of a Registration Statement on Form N-1 (the "Registration Statement") covering the offer and sale of an indefinite number of shares of beneficial interest of the Trust without par value (the "Shares").

         We have examined copies of the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Fund, as amended to date, the Registration Statement, and such other records and documents, including the minutes of the meetings and consents of the Trustees of the Trust, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

         Based upon the foregoing, we are of the opinion that:

         The Shares, when issued for authorized consideration will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to

                             GOODWIN, PROCTER & HOAR

Tucker Anthony Group of Tax Exempt Funds
November 12, 1982
Page 2

the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or its shares of beneficial interest under the securities laws of any state or other jurisdiction.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar

                                             GOODWIN, PROCTER & HOAR

                            GOODWIN, PROCTER & HOAR
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
                                                               TELEX 94-0640
                                                        CABLE: GOODPROCT, BOSTON


                                                 June 19, 1990

Freedom Group of Tax Exempt Funds
One Beacon Street
Boston, Massachusetts 02108

Gentlemen:

         As counsel to Freedom Group of Tax Exempt Funds (the "Trusts), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest, no par value, of the Trust (the "Shares") representing interests in the Freedom California Tax Exempt Money Fund (the "Fund"), as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 12 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 2-78609) filed with the Securities and Exchange Commission.

         We have examined the Amended and Restated Agreement and Declaration of the Trust dated September 27, 1982, as amended, the By-laws of the Trust, the records of certain meetings of the Trustees of the Trust, the Prospectus and the Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of The Commonwealth of Massachusetts, with authority to issue the Shares, and that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

         We hereby consent to being named in the Prospectus and Statement of Additional Information and to the filing of this opinion as an exhibit to the Amendment.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar

                                             GOODWIN, PROCTER & HOAR